Exhibit 99.1

Ichor Announces Preliminary Fourth Quarter 2017 Financial Results and First Quarter 2018 Outlook;

as well as Timing of Q4 Conference Call

FREMONT, CA., January 17, 2018— (BUSINESS WIRE)—Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced its preliminary results for the fourth quarter of 2017.

For the fourth quarter of 2017, Ichor expects to report:

•	Revenue of approximately $183 million
•	Approximately $4 million of revenue associated with its previously-announced acquisition of Talon Innovations, which closed in December 2017
•	Total cash and debt balances of approximately $69 million and $190 million, respectively, at year end

First Quarter 2018 Financial Outlook

For the first quarter of 2018, Ichor expects revenues to be in the range of $240 to $250 million. This outlook includes first-quarter revenue from Talon Innovations of approximately $20 million.

Fourth Quarter 2017 Earnings Conference Call Information

Ichor will conduct a conference call to discuss its fiscal fourth quarter and full year 2017 results and business outlook on February 7th, 2018, at 1:30 p.m. Pacific time. After the close of the market on February 7th, Ichor will issue an earnings press release. The press release will be available on Ichor's website at www.ichorsystems.com.

To listen to the conference call via the Internet, please visit the investor relations section of Ichor's Web site at ir.ichorsystems.com. To listen to the conference call via telephone, please call 844‑395‑9251 (domestic) or 478‑219‑0504 (international), conference ID: 3717829.

A taped replay of the webcast will be available shortly after the call on Ichor's website or by calling 855‑859‑2056 (domestic) or 404‑537‑3406 (international), conference ID: 3717829.

About Ichor

Ichor is a leader in the design, engineering and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment. Our primary offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as electroplating and cleaning. We also manufacture certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. For more information, please visit Ichor’s website at: www.ichorsystems.com.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," and similar expressions are used to identify these forward-looking statements. Our expectations about quarterly and full year results are based on preliminary unaudited information about the fourth quarter of 2017 and are subject to revision. Although the quarter is now completed, we are still in the early stages of our standard financial reporting closing procedures. Accordingly, as we complete our normal quarter-end and year-end closing and review processes, actual results could differ materially from these preliminary estimates.

Examples of forward-looking statements include, but are not limited to, statements regarding financial results for the fiscal fourth quarter and full year 2017, which are subject to adjustment in connection with the year-end audit and preparation of our annual report on form 10-K, expected sales, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on management’s current expectations and assumptions regarding Ichor’s business, the economy and other future conditions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including:  (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (9)  dependence on a limited number of suppliers and (10) the integration of recent acquisitions with Ichor, including the ability to retain customers, suppliers and key employees.  Additional information concerning these and other factors can be found in Ichor's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the "Risk Factors" section of Ichor's Annual Report on Form 10-K filed with the SEC on March 28, 2017 and Ichor’s Quarterly Reports on Form 10-Q filed with the SEC on May 12, 2017 and August 11, 2017.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in Ichor’s expectations, future events or developments, or otherwise, except as required by law.

Contact:

Jeff Andreson, CFO 510-897-5200

Claire McAdams, IR 530-265-9899

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.